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                                                               Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 (File No. 33-60313) of BANK ONE CORPORATION, of our report dated February 12, 1998 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, included in BANC ONE CORPORATION's Annual Report on From 10-K for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.



                                          /s/ PricewaterhouseCoopers LLP


Columbus, Ohio
September 29, 1998